Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration
Statement (Form S-1 No. 333-00000) and related Prospectus of Graybar Electric
Company, Inc., for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2008, with respect to the consolidated financial statements of Graybar Electric Company, Inc., included in its
Annual Report on Form 10-K for the year ended December 31, 2007, filed with the
Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
August 28, 2008